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                                                                    EXHIBIT 10.8
                             [PRO-MARK LETTERHEAD]


                                  DEMAND NOTE
                                  -----------

     Brian Corvese, an individual residing at 1440 Midland Avenue, Bronxville, New York 10708 ("Borrower"), promises to pay to the order of Pro-Mark Drug Benefit Marketing Services, LLC, a Rhode Island limited liability company with a mailing address of P.O. Box 3704, Peace Dale, Rhode Island 02883 ("Lender"), ON DEMAND, the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00), together with interest on the unpaid balance thereof from date until paid at the "Prime Rate" of interest published in the Wall Street Journal. Each change in
                                          -------------------
said Prime Rate will, without notice, result in an immediate change in the interest rate on this Note.

     Until demand is made, interest will be payable annually on or before December 31 of each year, commencing December 31, 1994. Borrower may pay all or any portion of the unpaid principal balance at any time, or from time to time. All payments will be applied first to interest accrued as of the date of payment and then to principal.

     Both principal and interest are payable in lawful money of the United States of America and in immediately available funds at the address of Lender shown above or at such other address as the Lender or other holder of this Note may designate in writing.

     Borrower will assign to Lender any and all present and future interest of Borrower in the capital or profits of Lender as collateral security for this Note.

     Borrower will pay all costs and expenses, including reasonable attorney's fees, incurred by the holder in collecting this Note or foreclosing on the collateral for this Note, even if no legal proceeding is filed.

     This Note will be construed and enforced in accordance with the laws of the State of Rhode Island, without resort to its conflict of laws rules.

Dated:  March 28, 1994



/s/ E. David Corvese                    /s/ Brian Corvese
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                                        Brian Corvese